Exhibit 99.1

CMS ENERGY ANNOUNCES FIRST QUARTER EARNINGS OF $0.86 PER SHARE; REAFFIRMS 2018 GUIDANCE

JACKSON, Mich., April 26, 2018 — CMS Energy announced today reported net income of $241 million or $0.86 per share, for the first quarter of 2018, compared to $199 million or $0.71 per share for the same quarter in 2017 largely driven by weather and cost savings.

CMS Energy reaffirmed its guidance for 2018 adjusted earnings of $2.30 - $2.34 per share (*See below for important information about non-GAAP measures) or 6 to 8 percent annual adjusted earnings per share growth.

“CMS Energy is committed to the triple bottom line — focusing our efforts to the benefit of people, planet, and profit,” said Patti Poppe, President and CEO of CMS Energy and Consumers Energy. “This was clearly evident in the first quarter when we took a stand for our planet, in the form of our new Clean Energy Breakthrough Goal, and continued our commitment to care for our customers, — all while delivering strong financial results.”

CMS Energy noted several accomplishments in this quarter:

•                  The company announced its Clean Energy Breakthrough Goal which entails reducing carbon emissions by 80 percent; no longer using coal to generate electricity; and using more than 40 percent renewable energy and energy storage all by 2040.

•                  General Motors and Switch became the first participants in a new company program to help large businesses use more renewable energy sources. Both companies are now matching 100 percent of their electric use at key locations in Michigan with wind power from Consumers Energy.

•                  Consumers Energy filed its five-year electric distribution plan with the Michigan Public Service Commission (MPSC).

•                  Consumers Energy submitted its proposal to the MPSC to pass savings from federal tax reform by reducing energy bills to customers, which is expected to lower bills by up to 4 percent.

Looking forward, the company is developing its Integrated Resource Plan (IRP) for submission to the MPSC in June. The IRP includes input from several stakeholders and will reflect our long-range plan to ensure Michigan continues to be powered by safe, reliable, affordable and clean energy. Our commitment to our communities and to the people who work for us will guide us as we continue on our IRP and Clean Energy Goal journeys.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business. It also owns and operates independent power generation businesses.

# # #

CMS Energy will hold a webcast to discuss its 2018 first quarter results and provide a business and financial outlook on April 26 at 8:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Investor Meeting.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company’s reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings. All references to earnings per share are on a diluted basis.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/18	3/31/17

Operating revenue	$1,953	$1,829

Operating expenses	1,590	1,441

Operating Income	363	388

Other income	29	14

Interest charges	111	107

Income Before Income Taxes	281	295

Income tax expense	40	96

Net Income Available to Common Stockholders	$241	$199

Basic Earnings Per Average Common Share	$0.86	$0.71
Diluted Earnings Per Average Common Share	0.86	0.71

1

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	3/31/18	12/31/17
Assets
Current assets
Cash and cash equivalents	$195	$182
Restricted cash and cash equivalents	26	17
Other current assets	1,986	2,276
Total current assets	2,207	2,475
Non-current assets
Plant, property, and equipment	16,904	16,761
Other non-current assets	3,757	3,814
Total Assets	$22,868	$23,050

Liabilities and Equity
Current liabilities (1)	$1,196	$1,511
Non-current liabilities (1)	6,671	6,574
Capitalization
Debt, capital leases, and financing obligation (excluding securitization debt) (2)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	8,830	8,940
Non-recourse debt	1,236	1,245
Total debt, capital leases, and financing obligation (excluding securitization debt)	10,066	10,185
Noncontrolling interests	37	37
Common stockholders’ equity	4,596	4,441
Total capitalization (excluding securitization debt)	14,699	14,663
Securitization debt (2)	302	302
Total Liabilities and Equity	$22,868	$23,050

(1)        Excludes debt, capital leases, and financing obligation.

(2)        Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Three Months Ended
	3/31/18	3/31/17

Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$204	$257

Net cash provided by operating activities	708	646
Net cash used in investing activities	(456)	(346)
Cash flows from operating and investing activities	252	300
Net cash used in financing activities	(229)	(94)

Total Cash Flows	$23	$206

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$227	$463

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/18		3/31/17

Net Income Available to Common Stockholders	$241		$199
Reconciling items:
Discontinued operations loss	*		*
Restructuring costs and other	*		1
Tax impact	(*	)	(*	)

Adjusted net income — non-GAAP	$241		$200

Average Common Shares Outstanding
Basic	281.5		278.9
Diluted	282.2		279.9

Basic Earnings Per Average Common Share
Reported net income per share	$0.86		$0.71
Reconciling items:
Discontinued operations loss	*		*
Restructuring costs and other	*		*
Tax impact	(*	)	(*	)

Adjusted net income per share — non-GAAP	$0.86		$0.71

Diluted Earnings Per Average Common Share
Reported net income per share	$0.86		$0.71
Reconciling items:
Discontinued operations loss	*		*
Restructuring costs and other	*		*
Tax impact	(*	)	(*	)

Adjusted net income per share — non-GAAP	$0.86		$0.71

*                       Less than $0.5 million or $0.01 per share.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements.  Adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.